UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SCILEX HOLDING COMPANY

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to the Proxy Statement for the Annual Meeting of Stockholders

The following information relates to and supplements the definitive proxy statement (the “Proxy Statement”) of Scilex Holding Company (the “Company”), furnished to stockholders of the Company in connection with the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/SCLX2026 on June 24, 2026, at 9:00 a.m. (Pacific Time), which was filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2026.

This supplement to the Proxy Statement is being filed to correct the disclosure in the sections titled (i) “Procedural Matters—How many votes are needed for approval of each proposal?” set forth on page 3 of the Proxy Statement with respect to Proposal No. 3, and (ii) “Proposal No. 3 — Approval of the Amendment to the 2022 Plan—Vote Required” set forth on page 42 of the Proxy Statement.

The Proxy Statement incorrectly stated that the vote required to approve Proposal No. 3 is “the affirmative vote of the majority of the shares present by remote communication or represented by proxy at the Annual Meeting and by the holders entitled to vote thereon to be approved.” However, Proposal No. 3 requires “the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon to be approved.”

Other than the revised language below, no other changes have been made to the Proxy Statement and it continues to be in full force and effect as originally filed with the SEC and the Board of Directors of the Company continues to seek the vote of Company stockholders on each of the proposals to be voted on at the Annual Meeting as recommended in the original filing.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current. The Proxy Statement contains additional information. This supplement should be read in conjunction with the Proxy Statement.

The Proxy Statement is hereby supplemented and amended as follows:

The disclosure provided in the section titled “Procedural Matters—How many votes are needed for approval of each proposal?” set forth on page 3 of the Proxy Statement with respect to Proposal No. 3, is hereby replaced in its entirety as follows:

“Proposal No. 3: The approval of the amendment to our 2022 Plan to (i) increase the number of shares authorized for issuance thereunder by 1,300,000 shares to 2,765,789 shares and (ii) increase the number of shares authorized for issuance thereunder pursuant to the exercise of ISOs to 2,765,789 shares requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon to be approved. Stockholder abstentions will not have any effect on the outcome of this proposal, so long as a quorum exists. Broker non-votes will have no effect on the outcome of this proposal.”

The disclosure provided in the section titled “Proposal No. 3 — Approval of the Amendment to the 2022 Plan — Vote Required” set forth on page 42 of the Proxy Statement, is hereby replaced in its entirety as follows:

“Vote Required

The approval of the Plan Amendment requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon to be approved. Stockholder abstentions will not have any effect on the outcome of this proposal, so long as a quorum exists. Broker non-votes will have no effect on the outcome of this proposal.”